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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated May 15, 1996 with respect to the financial statements of Equipment Rental & Supply, Inc. as of and for the year ended December 31, 1995, our report dated May 14, 1996 with respect to the statement of operations of Rental Service Company for the year ended May 31, 1993, our report dated July 11, 1996 with respect to the statement of operations of Wilson Equipment Co., Inc. for the period from January 1, 1993 through June 28, 1993, our report dated August 7, 1996 with respect to the combined financial statements of B&S Rental Companies as of and for the eleven months ended May 31, 1996, and our report dated August 14, 1996 with respect to the financial statements of CVM, Inc. as of and for the year ended November 30, 1995 in the Registration Statement (Form S-1 No. 333-05949) and related Prospectus of Rental Service Corporation for the registration of 5,668,350 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

August 22, 1996